Exhibit 99.3

KOPPERS INC.

OFFER TO EXCHANGE

$300,000,000

7.875% SENIOR NOTES DUE 2019

FOR

7.875% SENIOR NOTES DUE 2019

WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Unconditionally Guaranteed by:

Koppers Holdings, Inc.

World-Wide Ventures Corporation

Koppers Delaware, Inc.

Koppers Concrete Products, Inc.

Concrete Partners, Inc.

Koppers Asia LLC

Koppers Ventures LLC

To Our Clients:

Enclosed for your consideration is a prospectus dated , 2010 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Koppers Inc. (the “Company”) to exchange its 7.875% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the issued and outstanding 7.875% Senior Notes due 2019 (the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in an Exchange and Registration Rights Agreement, dated as of December 1, 2009, among the Company, the Guarantors (as defined therein) and the initial purchasers of the Original Notes named therein.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on                     , 20    , unless extended by the Company in its sole discretion. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Original Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.”

3.	The tendering holder will be required to pay any transfer taxes in connection with the Exchange Offer as described in the Instructions in the Letter of Transmittal.

4.	The Exchange Offer expires at 12:00 midnight, New York City time, on , 20 , unless extended by the Company in its sole discretion.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Koppers Inc. with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Original Notes held by you for my account as indicated below.

Original Notes_________________________________________________________________________________
Aggregate Principal Amount of Original Notes Tendered

☐ Please do not tender any Original Notes held by you for my account.

Dated: , 20

Signature(s):__________________________________________________________________________________

Please print name(s) here:________________________________________________________________________

Address(es):___________________________________________________________________________________

Area Code and Telephone Number(s):______________________________________________________________

Tax Identification or Social Security Number(s): ______________________________________________________

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.